 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1997

                                                     REGISTRATION NO. 333-33547

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                           PRIME GROUP REALTY TRUST
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENT)
                       77 WEST WACKER DRIVE, SUITE 3900
                            CHICAGO, ILLINOIS 60601
                                (312) 917-1500
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                              MICHAEL W. RESCHKE
                             CHAIRMAN OF THE BOARD
                           PRIME GROUP REALTY TRUST
                       77 WEST WACKER DRIVE, SUITE 3900
                            CHICAGO, ILLINOIS 60601
                                (312) 917-1500
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
         WAYNE D. BOBERG, ESQ.                 J. GREGORY MILMOE, ESQ.
         BRIAN T. BLACK, ESQ.                   SKADDEN, ARPS, SLATE,
           WINSTON & STRAWN                      MEAGHER & FLOM LLP
         35 WEST WACKER DRIVE                     919 THIRD AVENUE
        CHICAGO, ILLINOIS 60601               NEW YORK, NEW YORK 10022
            (312) 558-5600                         (212) 735-3000

  APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
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
                                                         PROPOSED
                                           PROPOSED      MAXIMUM
   TITLE OF CLASS OF         AMOUNT        MAXIMUM      AGGREGATE    AMOUNT OF
    SECURITIES BEING          TO BE     OFFERING PRICE   OFFERING   REGISTRATION
       REGISTERED          REGISTERED    PER SHARE(1)    PRICE(1)    FEE(2)(3)
--------------------------------------------------------------------------------
Convertible Preferred
 Shares of Beneficial
 Interest, $.01 par
 value per share........    2,105,000       $21.00     $44,205,000    $13,396
--------------------------------------------------------------------------------
Common Shares of Benefi-
 cial Interest, $.01 par
 value per share........  14,237,000(4)     $21.00     $298,977,000   $90,600
--------------------------------------------------------------------------------

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(1) Estimated solely for the purpose of calculating the registration fee.
(2) Calculated pursuant to Rule 457(a) under the Securities Act of 1933.

(3) The Registrant paid $99,319 of the total registration fee of $103,996 in connection with the initial filing of this Registration Statement on August 13, 1997. The Registrant has paid $4,677, representing the balance of the total registration fee, in connection with the filing of Amendment No. 2 on October 24, 1997.
(4) Includes an aggregate of 1,857,000 Common Shares that the Underwriters have the option to purchase from the Company to cover over-allotments, if any.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee................................................ $  103,996
NASD fee............................................................     30,500
NYSE listing fee....................................................          *
Blue Sky fees and expenses..........................................          *
Printing and engraving expenses.....................................          *
Legal fees and expenses.............................................          *
Accounting fees and expenses........................................          *
Miscellaneous.......................................................          *
                                                                     ----------
  Total............................................................. $4,500,000
                                                                     ==========

--------
*  To be completed by amendment.

ITEM 31. SALES TO SPECIAL PARTIES

  See response to Item 32.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES

  The following sets forth certain information as to all securities sold by the Company within the last three years that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). As to all such transactions, an exemption is claimed under Section 4(2) of the Securities Act.

  On July 21, 1997, the Company issued 100 Common Shares of beneficial interest to Mr. Reschke for $10 per share, or an aggregate consideration of $1,000. Such Common Shares were purchased solely for investment purposes to facilitate the organization of the Company. Upon completion of the Offering, all of the shares so acquired by Mr. Reschke will be redeemed by the Company for an aggregate redemption price of $1,000.

  Simultaneously with the completion of the Offering, the Company will cause the Operating Partnership to issue 12,380,000 Common Units to the Limited Partners in exchange for their respective interests in the Properties and the office and industrial development, leasing and property management business to be contributed to the Company. Simultaneously with the completion of the Offering, the Company will grant options to purchase a total of 1,113,000 Common Shares under its Share Incentive Plan to key executives and the Company's independent trustees.

ITEM 33. INDEMNIFICATION OF TRUSTEES AND OFFICERS

  The Declaration of Trust and Bylaws authorize the Company to indemnify its present and former trustees and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time under Maryland law. The MGCL, as applicable to Maryland REITs, currently provides that indemnification of a person who is a party, or threatened to be made a party, to legal proceedings by reason of the fact that such a person is or was a trustee, officer, employee or agent of a corporation or other firm at the request of a corporation, or is or was serving as a trustee, officer, employee or agent of a corporation or other firm at the request of a corporation, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, is mandatory in certain circumstances and permissive in others, subject to authorization by the board of trustees, a committee of the board of trustees consisting of two or more trustees not parties to the proceeding (if there does not exist a majority vote quorum of the board of trustees consisting of trustees not parties to the proceeding), special legal counsel appointed by the board of trustees or such committee of the board of trustees, or by the shareholders, so long as it is not established that the act or omission of such person was material to the matter giving rise to the proceedings and was committed in bad faith, was the result of active and deliberate dishonesty, involved such person receiving an improper personal benefit in money, property or services, or, in the case of criminal proceedings, such person had reason to believe that his or her act or omission was unlawful.

  The Company's officers and trustees are also indemnified pursuant to the Partnership Agreement and their respective employment agreements, which agreements are filed as exhibits hereto.

  The Company intends to purchase an insurance policy which purports to insure the officers and trustees of the Company against certain liabilities incurred by them in the discharge of their functions as such officers and trustees, except for liabilities resulting from their own malfeasance.

ITEM 34. TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED

  Not Applicable

ITEM 35. FINANCIAL STATEMENT AND EXHIBITS.

 (a) Financial Statements

Prime Group Realty Trust

  Pro Forma Condensed Consolidated Financial Information (unaudited):

    Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1997

    Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 1997 and for the year ended December 31, 1996

  Financial Statements:

    Report of Independent Auditors

    Balance Sheet as of July 21, 1997 and Notes to Balance Sheet

Prime Properties

  Report of Independent Auditors
  Combined Balance Sheets as of June 30, 1997 and December 31, 1996 and
   1995
  Combined Statements of Operations for the six months ended June 30, 1997 and 1996 (unaudited) and the three years ended December 31, 1996, 1995, and 1994
  Combined Statements of Changes in Partners' Deficit for the six months ended June 30, 1997 and for the three years ended December 31, 1996,
   1995, and 1994
  Combined Statements of Cash Flows for the six months ended June 30, 1997 and 1996 (unaudited) and the three years ended December 31, 1996, 1995, and 1994
  Notes to Combined Financial Statements

Prime Industrial Contribution Properties

  Report of Independent Auditors
  Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to June 30, 1997 and for the period from March 1, 1996 to December 31, 1996
  Notes to Combined Statements of Revenue and Certain Expenses
IBD Properties
  Report of Independent Auditors
  Combined Statements of Revenue and Certain Expenses for the period from
   January 1, 1997 to June 30, 1997 and for the year ended December 31,1996
  Notes to Combined Statements of Revenue and Certain Expenses

NAC Properties
 Report of Independent Auditors
 Combined Statements of Revenue and Certain Expenses for the period from
  January 1, 1997 to
  June 30, 1997 and for the year ended December 31, 1996
 Notes to Combined Statements of Revenue and Certain Expenses
Citibank Office Plaza
  Report of Independent Auditors
  Statements of Revenue and Certain Expenses for the period from January 1,
   1997 to June 30, 1997 and for the year ended December 31, 1996
  Notes to Statements of Revenue and Certain Expenses
Salt Creek Office Center
  Report of Independent Auditors
  Combined Statements of Revenue and Certain Expenses for the period from
   January 1, 1997 to June 30, 1997 and for the year ended December 31,
   1996
  Notes to Combined Statements of Revenue and Certain Expenses
280 Superior Boulevard
 Report of Independent Auditors
 Statements of Revenue and Certain Expenses for the period from January 1,
  1997 to June 30, 1997 and for the year ended December 31, 1996
 Notes to Statements of Revenue and Certain Expenses
475 Superior Avenue
 Report of Independent Auditors
 Statements of Revenue and Certain Expenses for the period from January 1,
  1997 to June 30, 1997 and for the year ended December 31, 1996
 Notes to Statements of Revenue and Certain Expenses

  All other schedules are omitted because the required information is not applicable or the information required has been disclosed in the financial statements and related notes included in the Prospectus.

 (c) Exhibits

   EXHIBIT
   NUMBER                               DESCRIPTION
   -------                              -----------
     1.1*  Form of Underwriting Agreement
     3.1   Form of Articles of Amendment and Restatement of Declaration of
           Trust of Prime Group Realty Trust
     3.2*  Form of Amended and Restated Bylaws of Prime Group Realty Trust
     3.3+  Original Declaration of Trust of Prime Group Realty Trust
     3.4+  Form of Original Bylaws of Prime Group Realty Trust
     3.5+  Original Certificate of Limited Partnership of Prime Group Realty,
           L.P.
     3.6   Form of Amended and Restated Agreement of Limited Partnership of
           Prime Group Realty, L.P.
     4.1   Form of Common Share certificate
     4.2*  Form of Convertible Preferred Share certificate
     5.1+  Form of Opinion of Miles & Stockbridge regarding the validity of the
           Convertible Preferred Shares and the Common Shares being registered

   EXHIBIT
   NUMBER                               DESCRIPTION
   -------                              -----------
    8.1+   Form of Opinion of Winston & Strawn regarding tax matters
   10.1    Form of Indemnification Agreement
   10.2*   Form of Right of First Offer Agreement
   10.3+   Form of Share Incentive Plan
   10.4    Form of Employment Agreement by and between the Company and Michael
           W. Reschke
   10.5    Form of Employment Agreement by and between the Company and Richard
           S. Curto
   10.6    Form of Employment Agreement by and between the Company and W.
           Michael Karnes
   10.7    Form of Employment Agreement by and between the Company and Robert
           J. Rudnik
   10.8    Form of Employment Agreement by and between the Company and Jeffrey
           A. Patterson
   10.9    Form of Employment Agreement by and between the Company and Kevork
           M. Derderian
   10.10+  Form of Employment Agreement by and between the Company and Edward
           S. Hadesman
   10.11   Contribution Agreement dated as of October 20, 1997 by and among the
           Prime Group, Inc., Prime Group Realty, L.P., Prime Group Realty
           Trust, Narco River Business Center, Narco Tower Road Associates,
           Olympian Office Center, Tri-State Industrial Park Joint Venture,
           Carol Stream Industrial Park Joint Venture, Narco Enterprises, Inc.,
           The Nardi Group Ltd., Narco Construction Inc., Nardi & Co., Nardi
           Asset Management, Inc. and Nardi Architectural, Inc.
   10.12+  Option to Purchase Partnership Interests dated as of June 17, 1994 by and between KILICO Realty Corporation, and The Prime Group, Inc.;
           as amended by that certain First Amendment to Option Purchase
           Partnership Interests dated as of January 21, 1997 by and between
           KILICO Realty Corporation and The Prime Group, Inc.; as further amended by that certain Second Amendment to Option to Purchase
           Partnership Interests dated as of July 15, 1997 by and between
           KILICO Realty Corporation and The Prime Group, Inc.
   10.13*  Form of Option Agreement Regarding 300 N. LaSalle
   10.14*  Form of Registration Rights Agreement
   10.15+  Contribution Agreement dated as of July 8, 1997 by and among LaSalle
           National Trust, N.A., not personally, but solely as Trustee under
           Trust Agreement dated June 15, 1982 and known as Trust No. 10-40113-
           09, LaSalle National Trust, N.A., not personally, but solely as
           Trustee under Trust Agreement dated September 7, 1994 and known as
           Trust No. 11-9051, LaSalle National Trust, N.A., not personally, but solely as Trustee under Trust Agreement dated March 30, 1984 and known as Trust No. 11-107825, LaSalle National Trust, N.A., not
           personally, but solely as Trustee under Trust Agreement dated August
           1, 1986 and known as Trust No. 11-1358, LaSalle National Trust,
           N.A., not personally, but solely as Trustee under Trust Agreement dated August 1, 1986 and known as Trust No. 11-1357, LaSalle
           National Trust N.A., not personally, but solely as Trustee under
           Trust Agreement dated January 17, 1974 and known as Trust No. 286-
           34, LaSalle National Trust, N.A., not personally, but solely as Trustee under Trust Agreement dated October 15, 1995 and known as
           Trust No. 11-9869, LaSalle National Trust, N.A., not personally, but solely as Trustee under Trust Agreement dated December 1, 1987 and known as Trust No. 11-2868, 310 ERA Limited Partnership, MacArthur
           Drive Properties, CLE Limited Partnership, 500 Lindberg Limited
           Partnership, 515 Huehl Limited Partnership, 555 Huehl Limited
           Partnership, Sky Harbor Associates, 1001 Technology Way, LLC, The
           Grandville Road Limited Partnership, Industrial Building and
           Development Company and The Prime Group, Inc.; as amended by the
           First Amendment to the Contribution Agreement dated as of August 12,
           1997, by and between The Prime Group, Inc., an Illinois corporation, and LaSalle National Trust, NA, t/u/t 10-40113-09 dated June 15,
           1982; LaSalle National Trust, NA, t/u/t 11-9051 dated September 7,
           1994; LaSalle National Trust, NA, t/u/t 11-107825 dated March 30,
           1984; LaSalle National Trust, NA, t/u/t 11-1358 dated August 1,
           1986; LaSalle National Trust, NA, t/u/t 11-1357 dated August 1,
           1986; LaSalle National Trust, NA, t/u/t 286-34 dated January 17,
           1974; LaSalle National Trust, NA, t/u/t 11-9869 dated October 15,
           1995; and LaSalle National Trust, NA, t/u/t 11-2868 dated December
           1, 1987

   EXHIBIT
   NUMBER                               DESCRIPTION
   -------                              -----------
     10.16* Form of Management Contract
     10.17* Form of Formation Agreement
     10.18  Asset Purchase Agreement by and among Continental Offices, Ltd.,
            Continental Offices Ltd. Realty and Prime Group Realty, L.P.
     10.19* Form of Non-Compete Agreement by and among Prime Group Realty
            Trust, The Prime Group, Inc. and Michael W. Reschke
     10.20+ Option Agreement dated as of August 4, 1997 by and between
            Lumbermens Mutual Casualty Company and The Prime Group, Inc.
     10.21+ Amended and Restated Agreement dated as of July 15, 1997 by and among Kemper Investors Life Insurance Company, Federal Kemper Life
            Assurance Company, KILICO Realty Corporation, FKLA Realty
            Corporation, KR 77 Fitness Center, Inc., 77 West Wacker Limited
            Partnership, K/77 Investors Limited Partnership, The Prime Group,
            Inc., Prime Group Limited Partnership and Prime 77 Fitness Center,
            Inc.
     10.22+ Agreement dated as of July 18, 1997 by and among The Prime Group,
            Inc., KILICO Realty Corporation, KFC Portfolio Corp. and Kemper
            Investors Life Insurance Company
     10.23* Form of Series A Convertible Preferred Securities Agreement by and
            between Security Capital Preferred Growth Incorporated and Prime
            Group Realty Trust
     10.24* Form of Tax Indemnification Agreement by and between Prime Group
            Realty Trust and IBD Contributors
     10.25* Form of Tax Indemnification Agreement by and between The Prime
            Group, Inc. and Prime Group Realty Trust relating to the IBD
            Properties
     10.26* Form of Tax Indemnification Agreement by and between Prime Group
            Realty Trust and the NAC General Partner
     10.27* Form of Tax Indemnification Agreement by and between The Prime
            Group, Inc. and Prime Group Realty Trust relating to the NAC
            Properties
     10.28+ Agreement to Contribute dated as of August 12, 1997 by and between
            Tucker B. Magid and The Prime Group, Inc.
     10.29+ Agreement to Contribute dated as of August 12, 1997 by and between
            Frances S. Shubert and The Prime Group, Inc.
     10.30* Subscription Agreement by and between Prime Group Realty, L.P. and
            Primestone
     10.31* Form of Credit Facility
     12.1+  Statements re computation of ratios
     15.1*  Letter regarding unaudited interim financial information
     23.1*  Consent of Miles & Stockbridge (included in Exhibit 5.1)
     23.2*  Consent of Winston & Strawn (included in Exhibit 8.1)
     23.3+  Consent of Ernst & Young LLP
     23.4+  Consent of Rosen Consulting Group
   23.5.1+  Consent to be named Trustee of James R. Thompson
   23.5.2+  Consent to be named Trustee of Christopher J. Nassetta
   23.5.3+  Consent to be named Trustee of Jacque M. Ducharme
   23.5.4+  Consent to be named Trustee of Stephen J. Nardi
   23.5.5+  Consent to be named Trustee of Thomas J. Saylak
     24.1+  Powers of attorney (included on signature page in Part II of the initial filing)
     27.1+  Financial Data Schedule
     99.1+  Report of Rosen Consulting Group

--------
 * To be filed by amendment.
 + Previously filed.

ITEM 36. UNDERTAKINGS.

  The undersigned registrant hereby undertakes to provide to the Underwriters, at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the provisions described under Item 33 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment no. 3 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 5, 1997.

                                         Prime Group Realty Trust

                                                 /s/ Richard S. Curto
                                         By: __________________________________
                                                     Richard S. Curto
                                               President and Chief Executive
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 3 to registration statement has been signed below on November 5, 1997 by the following persons in the capacities indicated.

         SIGNATURE                                      TITLE

         Michael W. Reschke*                     Chairman of the Board,
-------------------------------------             Trustee
         Michael W. Reschke

       /s/ Richard S. Curto                      President and Chief Executive
-------------------------------------             Officer (principal executive
          Richard S. Curto                        officer), Trustee

          W. Michael Karnes*                     Executive Vice President and
-------------------------------------             Chief Financial Officer
          W. Michael Karnes                       (principal financial and
                                                  accounting officer)

       /s/ Richard S. Curto
*By: ________________________________
    Richard S. Curto, Attorney-in-
                 Fact